EX 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-71595, 33-14926, 2-79636, 33-14925, 33-14927, 33-53478, 33-67384, 33-56487, 333-30763, and 333-50627) of Chesapeake Corporation of our report dated January 28, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLC

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PricewaterhouseCoopers LLC

Richmond, Virginia

March 13, 2003